Exhibit 10.50

2015 RESTATEMENT
OF THE
HEALTH NET, INC.
401(k) SAVINGS PLAN

2015 RESTATEMENT
OF THE
HEALTH NET, INC.
401(k) SAVINGS PLAN

i

Article 1

TITLE AND PURPOSE
The title of the Plan shall be the “Health Net, Inc. 401(k) Savings Plan.” The Plan is an amendment and restatement of the Plan as in effect as of December 31, 2014, and is effective as of January 1, 2015, unless any provision specifies a different effective date.
The Plan is designated as a “profit sharing plan” within the meaning of U.S. Treasury Regulation § 1.401-1(a)(2)(ii).
ARTICLE 2

DEFINITIONS
As used herein, the following words and phrases shall have the following respective meanings when capitalized:
(1)    Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity that is required to be aggregated with an Employer pursuant to regulations promulgated under section 414(o) of the Code.
(2)    After-Tax Account. The account established pursuant to Section 7.1 to which a Participant’s after-tax contributions, if any, transferred to the Plan from the FHC Plan or the QualMed Plan (or any other plan qualified under section 401(a) of the Code) and any earnings (or losses) thereon are credited.
(3)    Beneficiary. A person entitled under Section 8.6 to receive benefits in the event of the death of a Participant.
(4)    Board of Directors. The board of directors of the Company.
(5)    Break in Service. Any period during which an Employee does not perform any Hour of Service for an Employer. For purposes of this definition, an Employee shall be credited with Hours of Service for any period of absence from an Employer during which such Employee (a) is in Qualified Military Service, provided that the Employee returns to the employ of an Employer within the period prescribed by USERRA, (b) is on an uncompensated leave of absence duly granted by an Employer, or (c) is absent from work for a maximum of 24 consecutive months because of (i) the pregnancy of the Employee, (ii) the birth of the Employee’s child, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of such child, or (iv) the need to care for any such child for a period

LA\3379935.6

beginning immediately following such birth or placement. Notwithstanding the foregoing, no Hours of Service shall be credited to an Employee under clause (c) of this subdivision unless the Employee timely furnishes to the Committee a certificate of birth, proof of adoption or other appropriate legal documentation setting forth parentage or adoption.
(6)    Code. The Internal Revenue Code of 1986, as amended.
(7)    Committee. The committee designated in Section 11.1 to administer the Plan, or any person, corporation, partnership or committee to which the Committee has delegated its responsibilities pursuant to Section 11.1.
(8)    Company. Health Net, Inc., a Delaware corporation, and any successor to such corporation that adopts the Plan pursuant to Article 12.
(9)    Company Stock. Common Stock of Health Net, Inc.
(10)    Company Stock Fund. The investment option established by the Company and maintained by the Trustee in accordance with Section 6.2(c). Effective December 15, 2015, the Company Stock Fund shall cease to be an investment option for future contributions.
(11)    Compensation. The total cash earnings paid by an Employer to an Eligible Employee and properly reportable on Form W-2 for a Plan Year (including bonuses, overtime and differential wage payments (as defined in section 3401(h) of the Code)), and all amounts not includible in such Eligible Employee’s gross income for federal income tax purposes solely on account of his or her election to have compensation reduced pursuant to the Plan or any other qualified cash or deferred arrangement described in section 401(k) of the Code, a qualified transportation fringe benefit plan described in section 132(f) of the Code or a cafeteria plan as defined in section 125 of the Code (whether or not such amount is “deemed Section 125 compensation” within the meaning of Treas. Reg. Sec. 1.415(c)-2(g)(6)(ii)), but excluding (i) any reimbursements or other allowances for automobile, relocation, travel, education expenses or other expenses (even if includible in the Eligible Employee’s gross income for federal income tax purposes), (ii) severance payments, (iii) retention payments, (iv) disability payments, and (v) extraordinary items of remuneration.
An Eligible Employee’s Compensation in excess of the dollar amount prescribed by section 401(a)(17) of the Code (as adjusted for increases in the cost-of-living) shall not be taken into account for any purposes under the Plan.
For each Plan Year, an Eligible Employee’s Compensation shall include only compensation that is actually paid or made available to such Eligible Employee (or, if earlier, includible in the gross income of an Eligible Employee) in such Plan Year and paid to such Eligible Employee prior to his or her severance from employment; provided, however, that, with respect to an Eligible Employee who experiences a severance from employment during a Plan Year, Compensation shall include amounts paid after such Eligible Employee’s severance from employment if such amounts (a) are paid by the later of (i) 2½ months after such severance from employment and (ii) the end of the Plan Year that includes the date of severance from employment and (b) are payments of regular compensation for services performed during such

Eligible Employee’s regular working hours or outside of such working hours, such as overtime, commissions, bonuses, and other similar payments that would have been paid to the Eligible Employee prior to a severance from employment if the Eligible Employee had continued in employment with his or her Employer.
(12)    Compensation Committee. The Compensation Committee of the Board of Directors of the Company.
(13)    Disability. A total physical or mental inability to perform work, resulting from injury or disease, which is expected to be permanent, as determined by the Committee. The existence of a “Disability” shall be determined by the Committee according to uniform principles consistently applied, and based upon such evidence as the Committee believes necessary or desirable.
(14)    Distributee. The term “Distributee” shall mean (i) a Participant, (ii) an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Participant under a qualified domestic relations order, (iii) a surviving Spouse of a Participant or (iv) a Beneficiary of a Participant; provided, however, that a Beneficiary is permitted to elect to have an Eligible Rollover Distribution directly transferred pursuant to this subsection only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to an individual retirement account described in section 408A(b) of the Code.
(15)    Effective Date. Except as provided elsewhere, the effective date of this amendment and restatement of the Plan with respect to the Company and each other entity that is an Employer on December 31, 2014 shall be January 1, 2015, and in the case of any other Employer shall be the date designated by such Employer.
(16)    Eligible Employee. With respect to each Employer, unless specified otherwise by the board of directors of each Employer, an Eligible Employee is any Employee thereof, excluding:
(i)    an Employee whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, but which does not provide for participation in the Plan,
(ii)    an Employee who is a nonresident alien (within the meaning of section 7701(b)(1)(B) of the Code), and
(iii)    an Employee who is classified as a Special Professional Associate.
(17)    Eligible Retirement Plan. The term “Eligible Retirement Plan” shall mean:
(i)    an individual retirement account described in section 408(a) of the Code;
(ii)    a Roth IRA as defined in section 408A of the Code;
(iii)    an individual retirement annuity described in section 408(b) of the Code;

(iv)    an annuity plan described in section 403(a) of the Code;
(v)    a qualified trust described in section 401(a) of the Code;
(vi)    an annuity contract described in section 403(b) of the Code; or
(vii)    an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan.
This definition of Eligible Retirement Plan shall apply to all Distributees other than one who is a designated nonspousal Beneficiary of a deceased Participant. For those Distributees, an Eligible Retirement Plan shall mean only an individual retirement account or an individual retirement annuity that will be treated as an inherited IRA under section 402(c)(11) of the Code.
(18)    Employee. An individual whose relationship with an Employer is, under common law, that of an employee. Notwithstanding the foregoing, no individual who renders services for an Employer shall be considered an Employee for purposes of the Plan if such individual renders such services pursuant to (i) an agreement providing that such services are to be rendered by the individual as an independent contractor, (ii) an agreement between an Employer and a leasing organization that is not an Employer or Affiliate on a substantially full-time basis for a period of at least one year under the “primary direction or control” (within the meaning of section 414(n)(2)(C) of the Code) of the Employer or (iii) an agreement that contains a waiver of participation in the Plan.
(19)    Employer. The Company, each Affiliate listed in Exhibit A hereto (as such exhibit is revised from time to time), and each other entity that, with the consent of the Company, elects to participate in the Plan in the manner described in Section 12.1 and any successor entity that adopts the Plan pursuant to Section 12.3. If any such entity withdraws from participation in the Plan pursuant to Section 12.2, or terminates its participation in the Plan pursuant to Section 15.3, then such entity shall thereupon cease to be an Employer. An entity shall cease being an Employer as of the date it ceases to be an Affiliate, unless the Company consents to such entity’s continued participation in the Plan.
(20)    Entry Date. The first day of each payroll period.
(21)    ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.
(22)    FHC Plan. The former Foundation Health Corporation Profit Sharing and 401(k) Plan.
(23)    401(k) Administrator. The person or persons appointed by the Committee to perform the duties of the 401(k) Administrator as described herein.
(24)    Hour of Service. Each hour for which:

(a)    an Employee is paid, or entitled to payment, for the performance of duties or on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury, military duty or leave of absence, provided that no more than 501 Hours of Service will be credited under this paragraph (b) for any single continuous period (regardless of whether such period occurs in a single Plan Year);
(b)    back pay is awarded or agreed to by the Employer or an Affiliate, provided that such hours shall be credited to the Plan Years to which the award, agreement or payment pertains rather than the Plan Year in which the award, agreement or payment is made and further provided that no such award, agreement or payment shall have the effect of crediting an Hour of Service for any hour for which the person previously received credit under subsection (a) above.
(c)    Notwithstanding the foregoing, for purposes of paragraphs (a) and (b) above, an Hour of Service shall be calculated in accordance with U.S. Department of Labor Regulation § 2530.200b-2(b) and (c). For Employees absent due to Qualified Military Service, Hours of Service shall be determined in accordance with section 414(u) of the Code.
(25)    HSI Plan. The former Health Systems International, Inc. 401(k) Associate Savings Plan.
(26)    Matching Contributions. Matching contributions and supplemental matching contributions made to the Plan by an Employer pursuant to Section 4.4.
(27)    Matching Contributions Accounts. The Pre-2006 Matching Contributions Account and the Post-2005 Matching Contributions Account.
(28)    Merger Date. The date as of which the trust holding the assets of the FHC Plan, the provisions of which are set forth herein, merged into the trust holding the assets of the HSI Plan, as set forth herein.
(29)    Participant. Subject to Section 5.3, an Eligible Employee who has satisfied the requirements set forth in Article 3. An individual shall cease to be a Participant upon the complete distribution of his or her accounts under the Plan.
(30)    Plan. The Health Net, Inc. 401(k) Savings Plan, as amended and restated effective as of January 1, 2015, as herein set forth, and as from time to time amended.
(31)    Plan Year. The twelve-month period beginning on January 1 of each calendar year.
(32)    Post-2005 Matching Contributions Account. The account established pursuant to Section 7.1 to which all Matching Contributions made on behalf of a Participant on or after January 1, 2006 pursuant to Section 4.4 and earnings (or losses) thereon are credited.
(33)    Pre-2006 Matching Contributions Account. The account established pursuant to Section 7.1 to which all Matching Contributions made on behalf of a Participant before January 1, 2006 pursuant to Section 4.4 and earnings (or losses) thereon are credited.

(34)    Profit Sharing Account. The account established pursuant to Section 7.1 to which Profit Sharing Contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.
(35)    Profit Sharing Contribution. A profit sharing contribution made to the Plan by an Employer pursuant to Section 4.1.
(36)    Qualified Nonelective Contribution Account. The account established pursuant to Section 7.1 to which qualified nonelective contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.
(37)    Qualified Matching Contribution Account. The account established pursuant to Section 7.1 to which qualified matching contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.
(38)    Qualified Military Service. Any service in the uniformed services (as defined in 38 U.S.C. §4303) by an individual if such individual is entitled to reemployment rights under USERRA with respect to such service.
(39)    Qualified Reservist. An individual who is (i) a member of a reserve component (as defined in 37 U.S.C. §101) and (ii) ordered or called to active duty, for a period in excess of 179 days or for an indefinite period, after September 11, 2001.
(40)    QualMed Plan. The former QualMed, Inc. Employee Savings Plan.
(41)    Registered Domestic Partner. A person who, together with the Participant, has either registered with a state or local government’s domestic partnership registry or has entered into a civil union. No Participant may simultaneously have a Spouse and a Registered Domestic Partner. In the event of such a conflict, the Plan will recognize the person who first entered into a valid relationship with the Participant, provided such relationship has not been dissolved.
(42)    Rollover Account. The account established pursuant to Section 7.1 to which a Participant’s Rollover Contributions, if any, and any earnings (or losses) thereon are credited.
(43)    Rollover Contributions. Rollover contributions made by a Participant pursuant to Section 5.1.
(44)    Salary Deferral Contributions. Before-tax payroll reduction contributions made to the Plan by an Employer on behalf of Participants pursuant to Section 4.2.
(45)    Salary Deferral Contributions Account. The account established pursuant to Section 7.1 to which a Participant’s Salary Deferral Contributions, if any, and any earnings (or losses) thereon are credited.
(46)    Service. The aggregate of the periods during which an Employee is employed by an Employer and any periods of employment required to be taken into account pursuant to Section 9.4. Notwithstanding the previous sentence, in the case of an Employee who was a Participant in the HSI Plan immediately prior to the Effective Date of the September 1, 1997 amendment and restatement of the Plan, such Employee’s Service shall be the sum of (i) the Employee’s Years of Service as of December 31, 1996, determined under, and as defined by, the terms of such plan as in effect immediately prior to such Effective Date, (ii) the aggregate of the periods commencing on and after January 1, 1998 during which the Employee is employed by an Employer and any periods of employment on and after such date that are required to be taken into account pursuant to Section 9.4 and (iii) the greater of (A) the Service that would be credited to the Employee during the Plan Year beginning January 1, 1997 under the provisions of such plan in effect immediately prior to such Effective Date and (B) the Service that would be credited to the Employee in such year under clause (ii) above.
For purposes of the first sentence of this subdivision (46) and clause (ii) above, an Employee shall be deemed to be employed by an Employer during (i) any period of absence from employment by an Employer which is of less than twelve (12) months duration, (ii) the first twelve months of any period of absence from employment for any reason other than the Employee’s quitting, retiring or being discharged and (iii) any period of absence from such employment during which the Employee is in Qualified Military Service, provided that the Employee returns to the employ of the Employer within the period prescribed by USERRA.
(47)    Special Professional Associate. Special Professional Associate shall mean an Employee who (a) performs services for the Company or its subsidiaries on a full-time, part-time and/or rotational basis, (b) is assigned to provide services with respect to the Company's government contracts and (c) has been identified by the Company in any offer of employment letter or for payroll purposes as a ‘Special Professional Associate’ who is ineligible to participate in this Plan.
(48)    Spouse. The person who married a Participant provided that the marriage was legally recognized in the jurisdiction in which it was entered.
(49)    Trust. A Trust created by agreement between the Company and the Trustee, as from time to time amended.
(50)    Trustee. The trustee provided for in Article 6, or any successor trustee or, if there is more than one trustee acting at any time, all of such trustees collectively.
(51)    Trust Fund. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust.
(52)    USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994.
(53)    Valuation Date. Each business day on which the New York Stock Exchange is open for business or such other days as the Committee may determine.

ARTICLE 3

PARTICIPATION
Section 3.1    Eligibility for Participation. Each Eligible Employee who immediately before the Effective Date was a Participant shall continue to be a Participant as of the Effective Date. Each other Employee shall become a Participant as soon as administratively practicable after the later of (i) the first Entry Date coincident with or next following the date the Employee becomes an Eligible Employee and (ii) the date the Employee is hired by his or her Employer.
Section 3.2    Application for Salary Deferral Contributions. A Participant who desires to make Salary Deferral Contributions shall execute and deliver to his or her Employer, in accordance with procedures prescribed by the Committee, an application on the form, or by telephonic or such electronic means as may be prescribed by the Committee, specifying his or her chosen rate of Salary Deferral Contributions. Such application shall authorize the Participant’s Employer to reduce the Participant’s Compensation by the amount of any such Salary Deferral Contributions. The application shall constitute the Participant’s acceptance of and agreement to all provisions of the Plan. Any election made pursuant to this Section shall be effective on the Entry Date occurring as soon as administratively practicable after the Salary Deferral Contribution application is received by the recordkeeper.
Section 3.3    Transfer to Affiliates. If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, then such transfer shall not terminate the Participant’s participation in the Plan, and the Participant shall continue to participate in the Plan until an event occurs that would have entitled the Participant to a complete distribution of the Participant’s vested interest in his or her accounts under the Plan had the Participant continued to be employed by an Employer until the occurrence of such event. Nevertheless, a Participant shall not be entitled to make Salary Deferral Contributions to the Plan, to borrow from the Plan pursuant to Section 8.3 (except to the extent required by law), or to receive allocations of Matching Contributions or Profit Sharing Contributions during any period of employment by any Affiliate that is not an Employer, and periods of employment with an Affiliate that is not an Employer shall be taken into account only to the extent set forth in Section 9.4.
ARTICLE 4

EMPLOYER CONTRIBUTIONS
Section 4.1    Profit Sharing Contributions.
(a)    Employer Profit Sharing Contributions. Subject to the limitations of Sections 4.6 and 7.5, for each Plan Year, each Employer shall contribute on behalf of each Participant a Profit Sharing Contribution in such amount as the Employer may, in its sole discretion, determine.
(b)    Company Profit Sharing Contributions. Subject to the limitations set forth in Sections 4.6 and 7.5, in addition to any Profit Sharing Contribution that an Employer may make pursuant to subsection (a) of this Section 4.1, for each Plan Year, each Employer shall contribute on behalf of each Participant a Profit Sharing Contribution in such amount as the Company may, in its sole discretion, determine.
(c)    General. Profit Sharing Contributions made pursuant to subsections (a) and (b) of this Section 4.1 shall be allocated in the manner as set forth in Section 7.4(a). Any Profit Sharing Contribution made pursuant to this Section 4.1 shall be made wholly in cash, wholly in shares of Company Stock, or in a combination thereof, as determined by the Company. A Profit Sharing Contribution made pursuant to this Section 4.1 for any Plan Year shall be delivered by the Employer making the contribution to the Trustee prior to the due date, including any extensions thereof, of the Employer’s federal income tax return for the fiscal year of the Employer which ends with or within such Plan Year. If any such Profit Sharing Contribution is made by the delivery to the Trustee of shares of Company Stock, then such stock shall be valued either (i) at the closing price of the stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions List (or the consolidated tape of such other principal exchange on which such stock is traded) as of the date such shares are delivered to the Trustee or purchased by the Trustee or, if such date is not a trading day, such price on the most recent trading day prior thereto or (ii) by the average trading price of the stock, as determined by the Committee in its sole discretion, on such date. Notwithstanding the foregoing, effective December 15, 2015, in no event shall Profit Sharing Contributions be made either wholly or otherwise in shares of Company Stock.
Section 4.2    Salary Deferral Contributions.
(a)    Initial Election. Subject to the limitations set forth in Sections 4.3, 4.5, 4.6, 7.5, and 8.2(c), each Employer shall contribute on behalf of each Participant who is an Employee of such Employer an amount equal to a whole percentage not less than one percent (1%) and not more than 30 percent (30%) of such Participant’s Compensation (or such higher percentage as deemed necessary to conform to the Company’s payroll practices) for each payroll period as designated by the Participant either on his or her application form or by telephone or such electronic means as may be prescribed by the Committee, as described in Section 3.2. Salary Deferral Contributions shall be delivered to the Trustee as soon as practicable after the end of each payroll period in which the amount of such contribution would otherwise have been paid to the Participant but in no case later than the 15th business day of the month following the month in which such contribution would otherwise have been paid to the Participant.
(b)    Changes in the Rate or Suspension of Salary Deferral Contributions. A Participant’s Salary Deferral Contributions shall continue in effect at the rate designated by such Participant pursuant to subsection (a) of this Section until the Participant changes such designation or such contributions are suspended. A Participant may change such designation or suspend such contributions as of such time and in such manner as may be prescribed by the Committee (but at least once during each Plan Year). Any election made pursuant to this subsection shall be effective only with respect to Compensation not yet earned as of the effective date of such election.
(c)    Catch-Up Contributions. Each Participant who is eligible to make Salary Deferral Contributions for a payroll period pursuant to subsection (a) above and who has, or will attain age 50 before the close of the current Plan Year shall be eligible to have Salary Deferral Contributions made on his or her behalf in addition to those described in subsection (a) above in accordance with, and subject to the limitations of, section 414(v) of the Code (“Catch-Up Contributions”). Catch-Up Contributions shall not be taken into account for purposes of Section 4.3 or 7.5 of the Plan, and shall not be taken into account for any Plan Year for purposes of the actual deferral percentage test and the actual contribution percentage test set forth in Section 4.5(a) and (b) of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(a)(30), 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such Catch-Up Contributions.
Section 4.3    Annual Limit on Salary Deferral Contributions.
(a)    General Rule. A Participant’s Salary Deferral Contributions for any calendar year shall not exceed the dollar amount prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(4) of the Code).
(b)    Correction of Excess Salary Deferral Contributions. If for any calendar year a Participant determines that the aggregate of the (i) Salary Deferral Contributions to the Plan and (ii) amounts contributed under all other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, including those maintained by an Employer, Affiliate or other employers, will exceed the limit imposed by Section 4.3(a) for the calendar year in which such contributions were made (“Excess Salary Deferral Contributions”), such Participant shall be permitted, pursuant to such rules and at such time prior to the April 15 following such calendar year as determined by the Committee, to submit a written request for the distribution of an amount equal to or less than the amount of such Excess Salary Deferral Contributions. The request described in this Section 4.3(b) shall be made on a form designated by the Committee and shall specify the amount of such Excess Salary Deferral Contributions and the amount to be distributed from the Plan. The request shall be accompanied by the Participant’s written statement that if such amount is not distributed, the amounts contributed by the Participant under all plans and arrangements described under sections 401(k), 408(k), and 403(b) of the Code will exceed the limit for such Participant under section 402(g) of the Code. The Committee shall direct the Trustee to distribute such amount (adjusted for gains and losses as determined pursuant to applicable regulations) no later than such April 15. If amounts are distributed pursuant to this subsection, any corresponding Matching Contributions allocated to the Participant’s Matching Contributions Account (adjusted for gains and losses) shall be forfeited.
Section 4.4    Matching Contributions.
(a)    Employer Matching Contributions. Subject to the limitations set forth in Sections 4.5, 4.6 and 7.5, each Employer shall contribute for each payroll period on behalf of each Participant, (i) an amount equal to 100 percent (100%) of the Salary Deferral Contributions made on behalf of the Participant for such payroll period, but only to the extent that such Salary Deferral Contributions do not exceed three percent (3%) of such Participant’s Compensation for such payroll period, and (ii) 50 percent (50%) of the Salary Deferral Contributions made on behalf of the Participant for such payroll period, but only to the extent that such Salary Deferral Contributions exceed three percent (3%) but do not exceed five percent (5%) of such Participant’s Compensation for such payroll period. Matching Contributions made pursuant to this subsection (a) are intended to meet the safe harbor matching contribution requirement set forth in U.S. Treasury Regulation § 1.401(k)-3(c).
(b)    Other Matching Contributions.
(1)    Supplemental Matching Contributions. Subject to the limitations set forth in Sections 4.5, 4.6 and 7.5, each Employer also shall contribute for each Plan Year on behalf of each Participant a supplemental Matching Contribution equal to the excess of (i) 100 percent (100%) of the Salary Deferral Contributions made on behalf of the Participant for the Plan Year, to the extent that such Salary Deferral Contributions do not exceed three percent (3%) of such Participant’s Compensation for such Plan Year, plus (ii) fifty percent (50%) of the Salary Deferral Contributions made on behalf of the Participant for the Plan Year, to the extent that such Salary Deferral Contributions exceed three percent (3%) but do not exceed five percent (5%) of such Participant’s Compensation for such Plan Year, over the Matching Contributions made on behalf of such Participant pursuant to Section 4.4(a) for such Plan Year.
(2)    Discretionary Matching Contributions. Subject to the limitations of Sections 4.5, 4.6 and 7.5, for each Plan Year, each Employer may contribute on behalf of each Participant (i) who on the last day of such Plan Year is an Eligible Employee of such Employer, (ii) who first incurs a Disability within such Plan Year or (iii) who terminated employment during such Plan Year on account of death or after attaining age 55, a discretionary Matching Contribution in such amount or such percentage of Compensation as the Company may, in its sole discretion, determine.
(3)    General. Matching Contributions for a Plan Year made pursuant to Section 4.4 by an Employer shall be made wholly in cash, wholly in shares of Company Stock, or in a combination thereof, as determined by the Company. Matching Contributions for any Plan Year shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer’s federal income tax return for the fiscal year of the Employer that coincides with such Plan Year. If any Matching Contributions are made by the delivery to the Trustee of shares of Company Stock, then such stock shall be valued either (i) at the closing price of the stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions List (or the consolidated tape of such other principal exchange on which such stock is traded) as of the date such shares are delivered to the Trustee or, if such date is not a trading day, such price on the most recent trading day prior thereto or (ii) by the average trading price of the stock, as determined by the Committee in its sole discretion, on such date. Notwithstanding the foregoing, effective December 15, 2015, in no event shall Matching Contributions be made either wholly or otherwise in shares of Company Stock.
(c)    Notwithstanding any provision of the Plan to the contrary, no Matching Contributions shall be made pursuant to Section 4.4 with respect to any such Catch-Up Contributions and any Matching Contributions made pursuant to Section 4.4 attributable to Salary Deferral Contributions considered, as of the end of the Plan Year, to be Catch-Up Contributions shall be forfeited in accordance with Section 4.5(d)(2)(B); provided, however, Matching Contributions with respect to Catch-Up Contributions shall be made to the extent necessary to meet the safe harbor matching contribution requirement set forth in U.S. Treasury Regulation § 1.401(k)-3(c).
Section 4.5    Limitations on Contributions for Highly Compensated Employees.
(a)    Safe Harbor Election. Notwithstanding any provision of Section 4.5 to the contrary, the Plan shall be deemed to have satisfied the actual deferral percentage test and the actual contribution percentage test as a result of the Plan’s safe harbor matching contribution formula, in accordance with the requirements of sections 401(k)(12) and 401(m)(11) of the Code; provided, however, that the actual contribution percentage test of Section 4.5(b) shall apply to the extent that any Discretionary Matching Contributions are made pursuant to Section 4.4(b)(2).
(b)    Actual Contribution Percentage Test - Section 401(m) of the Code. Notwithstanding the provisions of Section 4.4, if the Matching Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, then the adjustments prescribed in paragraph (2) of subsection (d) of this Section shall be made.
(1)    The Average Contribution Percentage for the group consisting of highly compensated Eligible Employees does not exceed the product of the Average Contribution Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.
(2)    The Average Contribution Percentage for the group consisting of highly compensated Eligible Employees (i) does not exceed the Average Contribution Percentage for the group consisting of all other Eligible Employees by more than two percentage points, and (ii) does not exceed two times the Average Contribution Percentage of such group.
(c)    Definitions and Special Rules. For purposes of this Section, the Plan uses the current year testing method and the following terms shall have the meaning set forth the below:
(1)    The “Average Contribution Percentage” for a Plan Year for a group of Eligible Employees shall be the average of the ratios, calculated separately for each Eligible Employee in the group to the nearest one hundredth of one percent (.01%), of the Matching Contributions (including any Matching Contributions made under Section 14.3) made for the benefit of such Eligible Employee under the Plan, plus any qualified nonelective contributions or qualified matching contributions designated by an Employer for this purpose pursuant to Section 4.5(e) for such Eligible Employee to the total compensation for such Plan Year paid to such Employee.
(2)    A “highly compensated” Employee or Eligible Employee, is an Employee or Eligible Employee, as the case may be, who is (a) a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) was paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B) of the Code) from an Employer for the prior Plan Year. If the Committee so elects for a Plan Year, then the Employees taken into account under clause (b) of the immediately preceding sentence shall be limited to those Employees who were members of the “top-paid group” (as defined in section 414(q)(3) of the Code) for the preceding Plan Year.
(3)    The term “compensation” shall have the meaning set forth in section 414(s) of the Code.
(4)    If the Plan and one or more other plans of the Employer to which elective deferrals, matching contributions, qualified nonelective contributions or qualified matching contributions (as such terms are defined in Treasury Regulation § 1.401(m)-5) are made are treated as one plan for purposes of section 410(b) of the Code, then such plans shall be treated as one plan for purposes of this Section. If a highly compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.
(d)    Adjustments to Comply with Limits. This subsection sets forth the adjustments and correction methods that shall be used to comply with the actual contribution percentage test under section 401(m) of the Code.
(1)    Adjustment to Matching Contributions of Highly Compensated Employees. If, as of the end of the Plan Year but after taking into account the forfeiture of Matching Contributions made on behalf of highly compensated Employees pursuant to subparagraph (1)(B) above, the Committee determines that neither of the tests set forth in clause (1) or (2) of Section 4.5(b) is satisfied for such Plan Year, then the Committee shall calculate a total amount by which Matching Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the “excess aggregate contributions amount”). The amount to be reduced with respect to each Participant who is required to receive a portion of the excess aggregate contributions amount shall be determined by first reducing the Matching Contributions for each Participant who is a highly compensated employee and whose actual dollar amount of Matching Contributions for such Plan Year is the highest until such reduced dollar amount equals the next highest dollar amount of Matching Contributions made for such Plan Year on behalf of any highly compensated Employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary then such Matching Contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Matching Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount.
(2)    Corrective Distributions and Forfeitures. With respect to the Matching Contributions to be reduced on behalf of Participants who are highly compensated Employees as described in subparagraph (2)(A) above, the Committee shall cause to be distributed within 2½ months after the end of the Plan Year for which the adjustment is made, if possible, but no later than the last day of the subsequent Plan Year, the portion of such Matching Contributions, plus any income and minus any loss allocable thereto, in which the Participant would be vested if he or she terminated employment on the last day of such Plan Year (or earlier if such Participant actually terminated employment at any earlier date), and the portion of such Matching Contributions in which the Participant would not be vested, plus any income and minus any loss allocable thereto, shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to Treasury Regulations Sections 1.401(k)-2(b)(2)(iv)(C) and 1.401(m)-2(b)(2)(iv)(B). Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.1(c). The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of Section 7.5 relating to the limitations under section 415 of the Code.
(e)    Designation of Qualified Matching Contributions. Subject to the limitations set forth in Section 4.6 and Section 7.5, each Plan Year, the Committee may require some or all of the Employers to make, to the extent permitted by and in accordance with Treasury Regulations, a “qualified matching contribution,” within the meaning of Treasury Regulation §1.401(k)-2(a)(6), to the Plan for purposes of satisfying the actual contribution test. A qualified matching contribution shall be allocated to the accounts of Participants who are not highly compensated Employees (as defined in Section 4.5(c)) for the Plan Year with respect to which such qualified matching contribution is made and who are actively employed on the last day of the Plan Year with respect to which such qualified matching contribution is made as a percentage of all or a portion of each such Participant’s Salary Deferral Contributions as shall be designated by the Company; provided, however, that such designation shall satisfy the provisions of Treasury Regulation § 1.401(k)-2(a)(6).
Section 4.6    Limitation on Employer Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer that ends with or within such Plan Year.
Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any

Participant’s account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.
ARTICLE 5

ROLLOVER CONTRIBUTIONS
Section 5.1    Requirements for Rollover Contributions. If an Employee receives an “Eligible Rollover Distribution,” as defined below, from an Eligible Retirement Plan, then such Employee may contribute to this Plan an amount not in excess of the Eligible Rollover Distribution. An Employee may make a Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirement described in Section 3.1.
Eligible Rollover Distribution. The term “Eligible Rollover Distribution” shall mean any distribution of all or any portion of a Participant’s Accounts to a Distributee; provided, however, that Eligible Rollover Distribution shall not include any distribution:
(i)    that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary;
(ii)    that is paid for a specified period of ten years or more;
(iii)    that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $500 or a total lump sum distribution which is equal to less than $200, as described in Treasury Regulation Section 1.401(a)(31)‑1, Q/A-11;
(iv)    to the extent such distribution is required under Section 401(a)(9) of the Code, other than any amount described in Section 8.9(a)(iii);
(v)    to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that amounts distributed from a Participant’s After-Tax Account shall be considered an “Eligible Rollover Distribution” under subsection (i) if such amounts are transferred to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in sections 401(a) or 403(a) of the Code, a tax-sheltered annuity described in section 403(b) of the Code or a qualified defined benefit plan described in Section 401(a) of the Code that agrees to keep a separate accounting of the amounts distributed from his Participant’s After-Tax Contributions Account from the amounts distributed from his Accounts which are includible in gross income; or
(vi)    that is made on account of Hardship under Section 8.2(c).

Section 5.2    Delivery of Rollover Contributions. Any Rollover Contribution made pursuant to this Article shall be delivered by the Participant to the Committee and by the Committee to the Trustee on or before the 60th day after the day on which the Participant receives the distribution, or on or before such later date as may be prescribed by law. Any such contribution must be accompanied by (i) a statement of the Participant that, to the best of his or her knowledge, the amount so transferred meets the conditions specified in this Section and (ii) a copy of such documents as may have been received by the Participant advising him or her of the amount of and the character of such distribution. Notwithstanding the foregoing, the Committee shall not accept a Rollover Contribution if, in its judgment, accepting such contribution would cause the Plan to violate any provision of the Code or U.S. Treasury Regulations and shall not be required to accept such a contribution to the extent that it consists of property other than cash.
Section 5.3    Special Accounting Rules for Rollover Contributions. An Employee’s Rollover Contribution shall be credited to such Employee’s Rollover Account as of the date on which such contribution is received by the Trustee. If such contribution is made by an Employee prior to his or her becoming a Participant, then, until such time as the Employee becomes a Participant, he or she shall be deemed to be a Participant for all purposes of the Plan except for the purposes of electing Salary Deferral Contributions and sharing in allocations of Profit Sharing Contributions, Matching Contributions or any other Employer contributions pursuant to Article 4. Upon making a Rollover Contribution to the Plan, an Employee shall make an investment election for his Rollover Account as described in Article 7. The “annual additions” to a Participant’s accounts, as defined in Section 7.5, shall not include any Rollover Contribution made to the Plan pursuant to this Article.
ARTICLE 6

TRUST AND INVESTMENT FUNDS
Section 6.1    Trust. A Trust created by the execution of a trust agreement between the Company (acting on behalf of the Employers pursuant to Section 12.4) and the Trustee has been established to receive, hold, invest and dispose of the assets of the Trust Fund. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the net income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Committee directs in accordance with the Plan.
Section 6.2    Investments.
(a)    In General. Pursuant to Article 7, Participants have the right to invest their Accounts in the core investment funds made available by the Committee, the Company Stock Fund and a mutual fund window.
(b)    Investment Funds. The core investment funds may be established and existing core investment funds may be removed, as determined by the Committee from time to time, in its sole discretion.

(c)    Company Stock Fund. This Plan shall offer the Company Stock Fund in addition to a mutual fund window and the core investment funds selected by the Committee. Participants shall be able to invest in the Company Stock Fund. The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund’s cash needs. In making purchases or sales of shares of Company Stock for the Company Stock Fund, the Trustee shall purchase or sell shares of Company Stock in the manner and in the proportion as prescribed by the Committee in accordance with rules adopted for such purpose.
Notwithstanding the foregoing, effective December 15, 2015, Participants may not invest future contributions in the Company Stock Fund.
(d)    Mutual Fund Window. This Plan shall offer a mutual fund window through which Participants may invest in mutual funds other than the core investment funds selected by the Committee. Such window may be subject to additional fees and restrictions which shall be communicated to Participants.
ARTICLE 7

PARTICIPANT ACCOUNTS
Section 7.1    Participant Accounts and Investment Elections.
(a)    Participant Accounts. Separate accounts shall be maintained for each Participant. The accounts maintained for a Participant, to the extent applicable, shall consist of (i) a Profit Sharing Account, to which shall be credited the portion of the Participant’s account balance attributable to Profit Sharing Contributions made prior to the Merger Date and all Profit Sharing Contributions made on behalf of the Participant pursuant to Section 4.1, (ii) a Salary Deferral Contributions Account, to which shall be credited all Salary Deferral Contributions made pursuant to Section 4.2, (iii) a Post-2005 Matching Contributions Account, (iv) a Pre-2006 Matching Contributions Account, (v) a Rollover Account, to which shall be credited all Rollover Contributions made pursuant to Article 5, (vi) an After-Tax Account, to which shall be credited all after-tax contributions transferred to the Plan from the FHC Plan and the QualMed Plan (or any other plan qualified under section 401(a) of the Code), (vii) a Qualified Nonelective Contribution Account and (viii) a Qualified Matching Contribution Account.
(b)    Unless the context otherwise requires, a Participant’s “account balance” shall mean the aggregate value of all separate accounts maintained for such Participant pursuant to the Plan and Trust. Each account shall, to the extent appropriate, be composed of (i) investment subaccounts in respect of each core investment fund, the Company Stock Fund and the mutual fund window to which amounts contributed under the Plan shall be credited pursuant to subsections (b) and (c) of this Section and (ii) administrative subaccounts in respect of accounts transferred to the Plan from other plans qualified under section 401(a) of the Code. Such accounts and subaccounts shall be solely for accounting purposes, and there shall be no segregation of assets of the Trust or of any separate core investment fund, the Company Stock Fund or the mutual fund window among separate accounts. The books of account, forms and accounting methods used in the administration of Participants’ accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Committee.
(c)    Initial Investment Election. Except as set forth in Sections 5.3 and 7.2, each Participant, as part of his or her commencement of participation shall make an investment election, in the time and manner prescribed by the Committee, that shall apply to the investment of his Plan account balance, including (i) Profit Sharing Contributions credited to such Participant’s account and any earnings thereon, (ii) Salary Deferral Contributions made on such Participant’s behalf under the Plan and any earnings thereon, (iii) Matching Contributions made on such Participant’s behalf under the Plan and any earnings thereon, (iv) Rollover Contributions made by the Participant under the Plan and any earnings thereon and (v) any qualified nonelective contributions or qualified matching contributions and any earnings thereon. A single investment election shall apply to all such contributions and earnings thereon, unless the Committee prescribes rules for separate investment elections to be made with respect to any such contributions and earnings. Such elections shall specify that such contributions, and earnings thereon, be invested in the core investment funds, the Company Stock Fund and/or any option selected through the mutual fund window in multiples established by the Committee from time to time. During any period in which no direction as to the investment of a Participant’s account is on file with the Committee, contributions made by such Participant or on his or her behalf to the Plan shall be invested in such manner as the Committee shall determine.
(d)    Change of Investment Election. Except as set forth in Section 7.2 and this subsection, a Participant may elect to change his or her investment election at such intervals as may be determined by the Committee in the time and the manner prescribed by the Committee (in multiples established by the Committee from time to time); provided, however, that such intervals shall occur no less frequently than on a quarterly basis. Such change shall be limited to the core investment funds, the Company Stock Fund (subject to the restriction described below) and any option selected through the mutual fund window. A Participant may change his or her investment election in the time and manner designated by the Committee with respect to (i) contributions and earnings thereon made on behalf of or by the Participant under Article 4 or Article 5 prior to such change (subject to the restriction described below), (ii) to future contributions made pursuant to such Articles, or (iii) both. However, notwithstanding anything herein to the contrary, in no event will a Participant be able to make a transfer of any amounts into the Company Stock Fund from the core investments funds or from any option selected through the mutual fund window. A Participant may, however, elect to make a transfer of amounts from the Company Stock Fund into the core investment funds and into any option selected through the mutual fund window.
Section 7.2    Investments in Company Stock Fund.
(a)    Election of Investments in Company Stock Fund. Notwithstanding the provisions of Section 7.1:
(1)    The percentage of any contribution that is invested in the Company Stock Fund shall not exceed 20%, or such other percentage as may be prescribed by the Compensation Committee of the Board from time to time. Notwithstanding the foregoing, effective December 15, 2015, in no event shall future contributions be invested in the Company Stock Fund.
(2)    An Employee whose compensation is determined by the Compensation Committee pursuant to the bylaws of the Company shall not be permitted to elect the investment of any portion of his or her account balance in the Company Stock Fund.
(b)    Crediting of Company Stock Fund Subaccount. As of the Valuation Date coinciding with or next following the date an amount is credited to a Company Stock Fund subaccount, such subaccount shall be credited with the number of whole and fractional shares of Company Stock which have a fair market value as of such Valuation Date equal to the amount credited to such subaccount. For this purpose, the price of each share of Company Stock shall be the average of the prices paid by the Trustee for shares of Company Stock on such Valuation Date.
Section 7.3    Valuation of Funds and Plan Accounts. The value of a core investment fund, the Company Stock Fund and any option selected through the mutual fund window as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by such Plan investment as determined by the Trustee, reduced by the amount of any accrued liabilities of the Plan investment on such Valuation Date. The Trustee’s determination of market value shall be binding and conclusive upon all parties.
The value of a Participant’s Plan accounts as of any Valuation Date shall be the sum of the values of his or her investment subaccounts in each of the Participant’s Profit Sharing Account, Salary Deferral Contributions Account, Matching Contributions Accounts, Rollover Account, After-Tax Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account. The Committee shall furnish to each Participant a statement setting forth the balances in the Plan accounts of such Participant in accordance with the requirements of ERISA and subsequent regulations.
Section 7.4    Allocation of Contributions and Forfeitures Among Participants’ Accounts.
(a)     Allocation of Profit Sharing Contributions. A portion of a Profit Sharing Contribution made by an Employer pursuant to Section 4.1 for a Plan Year shall be allocated to the Profit Sharing Account of each Participant who was an Employee of the Employer that made such Profit Sharing Contribution and who (i) was an Eligible Employee on the last day of the Plan Year, (ii) first incurred a Disability within such Plan Year or (iii) terminated employment with the Employer during the Plan Year on account of death or after attaining age 55. Such portion shall be allocated to each such Participant’s Profit Sharing Account in proportion to the Participant’s Compensation payable by such Employer for the Plan Year compared to the Compensation payable for the Plan Year to either (i) all Participants employed by such Employer or (ii) all Participants employed by the Employers, as determined by the Company. Profit Sharing Contributions shall be allocated to the Profit Sharing Account of each such Participant as of the date on which such contributions are delivered to the Trustee.

(b)    Allocation of Salary Deferral Contributions. A Participant’s Salary Deferral Contributions made pursuant to Section 4.2 shall be allocated to the Participant’s Salary Deferral Contributions Account as of the date on which such contributions are delivered to the Trustee.
(c)    Allocation of Matching Contributions. Matching Contributions made pursuant to Section 4.4 shall be allocated to the applicable Matching Contributions Account of each Participant for whom such contributions are made as of the date on which such contributions are delivered to the Trustee.
(d)    Allocation of Rollover Contributions. Subject to the special accounting rules contained in Section 5.3, a Rollover Contribution made pursuant to Article 5 shall be allocated to the Rollover Account of the Participant who makes such contribution as soon as practicable after the date on which such contribution is delivered to the Trustee.
(e)    Allocation of Forfeitures. The excess, if any, of (i) the amounts forfeited in a Plan Year pursuant to Section 8.1(c) by all Participants employed by an Employer over (ii) the amount of such forfeitures applied to restore previous forfeitures as provided in Section 9.3(b) shall be allocated and credited to Profit Sharing Accounts in the next following Plan Year in the manner described in subsection (a) above, so as to reduce the amount which such Employer contributes to the Plan in such Plan Year pursuant to Section 4.1. If such forfeited amounts exceed the amount of such Employer’s Profit Sharing Contribution for such Plan Year, then any remaining forfeited amounts shall be allocated to the Matching Contribution Accounts of Participants employed by such Employer during such Plan Year, in the manner described in subsection (c) above, so as to reduce the amount which such Employer contributes to the Plan for such Plan Year pursuant to Section 4.4.
Section 7.5    Statutory Limitations on Allocations to Accounts. Notwithstanding any other provision of the Plan, the aggregate annual additions for each Plan Year to a Participant’s accounts under the Plan and to the Participant’s accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of (A) $40,000 (as adjusted in accordance with section 415(d) of the Code) and (B) one hundred percent (100%) of the Participant’s compensation for such Plan Year.
If the amount to be allocated to a Participant’s accounts pursuant to Section 7.4 for a Plan Year would exceed any of the limitations set forth in this Section 7.5, such excess amounts shall be corrected in accordance with the Employee Plans Compliance Resolution System of the Internal Revenue Service.
For purposes of this Section 7.5, the “annual additions” for a Plan Year to a Participant’s accounts under the Plan and under any other defined contribution plan maintained by an employer is the sum during such Plan Year of:
(i)    the value of allocations made to such Participant’s accounts pursuant to Section 7.4 including any excess contributions distributed in accordance with Section 4.5, but excluding any Excess Salary Deferral Contributions amount distributed in accordance with Section 4.3, Catch-Up Contributions made in accordance with

Section 4.2 and restorative payments (within the meaning of section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations),
(ii)    the amount of all other employer contributions (within the meaning of section 415(c) of the Code) and forfeitures, if any, allocated to such Participant’s accounts under all other defined contribution plans maintained by an employer,
(iii)    the amount of contributions by the Participant to any such plan (excluding any rollover contributions as defined in sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code), any loan repayments made pursuant to Section 8.3, any repayments made pursuant to Section 9.3(b) and any direct transfers made from another qualified plan within the meaning of section 401(a) of the Code to such plan)
(iv)    contributions allocated on behalf of the Participant to any individual medical benefit account that is part of a pension or annuity plan within the meaning of section 415(l) of the Code or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code,
(v)    mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant, and
(vi)    any contributions or benefits provided under another plan to a leased employee (within the meaning of section 414(n)(2) of the Code) by his or her leasing organization with respect to services rendered to an Employer or an Affiliate to the extent required under Treasury Regulation § 1.415(a)-1(f)(3).
For purposes of this Section 7.5, the terms “compensation” and “defined contribution plan” shall have the meanings set forth in section 415 of the Code (as amended from time to time) and the applicable Treasury Regulations, and the term “employer” shall include all corporations and entities determined under section 414(b) and (c) of the Code as modified by section 415(h) of the Code.
Section 7.6    Correction of Error. The Committee may correct errors made in the administration or operation of the Plan, as it deems necessary.
ARTICLE 8

WITHDRAWALS, LOANS AND DISTRIBUTIONS
Section 8.1    Vesting.
(a)    In General. A Participant who terminates employment after the Effective Date shall be entitled upon his termination of employment to the entire balance of the Participant’s Salary Deferral Contributions Account, Rollover Account, After-Tax Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Post-2005 Matching Contributions Account, and a percentage of his or her Profit Sharing

Account and Pre-2006 Matching Contributions Account determined by reference to the number of the Participant’s years of Service, in accordance with the following schedule.

Years of Service	Percentage of Profit Sharing and Matching Contributions Accounts
less than 1	0%
at least 1, but less than 2	25%
at least 2, but less than 3	50%
3 or more	100%
Notwithstanding the foregoing, a Participant shall become 100% vested in his account balance upon his death, attainment of age 55 or, when the Committee makes a determination that the Participant has a Disability.
(b)    Grandfathered Vesting Schedules. Each Eligible Employee who was a participant in the FHC Plan immediately prior to the effective date of the September 1, 1997 amendment and restatement of the Plan and had commenced employment with an employer in the FHC Plan prior to January 1, 1995 shall be vested in his or her Profit Sharing Account and Pre-2006 Matching Contributions Account in accordance with the following schedule:

Years of Service	Percentage of Profit Sharing and Matching Contributions Accounts
less than 1	0%
at least 1, but less than 2	34%
at least 2, but less than 3	67%
3 or more	100%
The vesting schedule set forth in this paragraph (ii) shall not apply, however, to any participant in the FHC Plan who was employed by Intergroup HealthCare Corporation of Utah, Intergroup HealthCare Corporation of Arizona, Gem Holding Company (or any of its affiliates) or CareFlorida on the date that Foundation Health Corporation first owned, directly or indirectly, at least 80% of the stock of such Employer.
(c)    Forfeitures. If, upon a Participant’s termination of employment, the Participant is not fully vested in the balance of his or her Profit Sharing Account or Pre-2006 Matching Contributions Account, then the difference between the value of each such account and the amount distributable with respect thereto under subsection (a) or (b) of this Section shall be charged to such account and forfeited. Such forfeiture shall occur as of the Valuation Date coinciding with or next following the earlier of (i) the date the Participant takes a distribution of his or her vested interest in such account as provided in Section 8.5 and (ii) the date as of which the Participant incurs a Break in Service of five consecutive years. If such Participant is reemployed prior to incurring a Break in Service of five consecutive years, then such forfeiture shall be reinstated as prescribed in Section 9.3(b). In the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), for purposes of this subsection (c) and to the extent required by the Heroes Earnings Assistance and Relief Tax Act of 2008, the value of the Participant’s Profit Sharing Account and Pre-2006 Matching

Contributions Account, if any, shall be determined as if the Participant resumed employment with his or her Employer and then terminated such employment on account of such Participant’s death.
Section 8.2    Withdrawals Prior to Termination of Employment.
(a)    Withdrawals of After-Tax and Rollover Accounts. While a Participant is an Employee, the Participant may at any time, by instructions at the time and in the manner prescribed by the 401(k) Administrator, make a request to withdraw all or any part of the value of the balances credited to his or her After-Tax Account and Rollover Account. A Participant shall not be permitted to withdraw any portion of his or her After-Tax Account or earnings thereon more frequently than once during any calendar year.
(b)    Withdrawals After Age 59½ . Upon attaining age 59½, a Participant may at any time, by instructions at the time and in the manner prescribed by the 401(k) Administrator, make a request to withdraw any portion of the Participant’s vested interest in his or her accounts under the Plan.
(c)    Hardship Withdrawals. A Participant who has incurred a financial hardship while he or she is an Employee and who has not attained age 59½ may withdraw any portion of the balance of his or her Salary Deferral Contributions Account and any portion of the Participant’s vested interest in his or her Pre-2006 Matching Contributions Account in an amount necessary to satisfy the financial hardship, provided that such portion is not held as collateral for an outstanding plan loan. The determination of whether a financial hardship exists and the amount required to be distributed to satisfy the need created by the hardship will be made by the 401(k) Administrator in a uniform and non-discriminatory manner according to the following rules:
(1)    A financial hardship shall be deemed to exist if the Participant certifies to the 401(k) Administrator that the financial need is on account of:
(A)    expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) incurred by the Participant, or the Participant’s Spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
(B)    costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments) such as reasonable closing costs and a down payment;
(C)    payment of tuition, related educational fees, and room and board expenses for a maximum period of the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(D)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;
(E)    payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, without regard to section 152(d)(1)(B) of the Code);
(F)    expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(G)    such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices or other documents of general applicability.
(H)    any other payments of expenses incurred under paragraphs (A), (C) or (E) above with respect to a Registered Domestic Partner which the 401(k) Administrator determines, based on all the relevant facts and circumstances, to be an immediate and heavy financial need under such paragraphs.
(2)    A Participant may request a hardship distribution only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need and the need cannot be relieved from other resources that are reasonably available to the Participant. The Participant shall be required to submit any supporting documentation as may be requested by the 401(k) Administrator.
(3)    A distribution shall be deemed necessary to satisfy an immediate and heavy financial need if (i) the Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code and withdrawals from the Participant’s After-Tax Account and Rollover Account), other than hardship distributions, and non-taxable (at the time of the loan) loans available under the Plan and all other plans maintained by an Employer or another employer, and (ii) the Participant is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making any elective contributions and employee contributions to the Plan and all other plans maintained by an Employer until the first payroll period following the first Entry Date which is at least 6 months after the date of the hardship distribution. Such a Participant may elect to re-commence making Salary Deferral Contributions in accordance with the procedures established by the 401(k) Administrator pursuant to Section 4.2.
(4)    Notwithstanding anything herein to the contrary, earnings after December 31, 1988 credited to a Participant’s Salary Deferral Contributions Account shall not be available for withdrawal pursuant to this subsection. The Participant shall give the 401(k) Administrator notice of such Participant’s intent to make any such withdrawal permitted by this subsection in the time and manner prescribed by the 401(k) Administrator.
(d)    Qualified Reservist Withdrawals. A Participant who is a Qualified Reservist may, subject to subsection (e) of this Section, make a request while on active duty as a Qualified Reservist, by instructions at the time and in the manner prescribed by the 401(k) Administrator, to withdraw any portion of his or her Salary Deferral Contributions Account not attributable to outstanding loans. Notwithstanding the foregoing or any provision of the Plan to the contrary, a Participant may not make Salary Deferral Contributions to the Plan for a 6-month period following the date the Participant receives a distribution of such Participant’s account balance(s) on account of such Participant’s termination of employment during any period that the Participant was performing services in the uniformed services (as described in section 3401(h)(2)(A) of the Code).
(e)    Miscellaneous Rules Relating to Withdrawals. For purposes of determining the value of a Participant’s account balance under the Plan for purposes of this Section, the Participant’s account balance shall be valued as of the date the Participant’s request for a withdrawal is received by the 401(k) Administrator in acceptable form and substance, or such other date prescribed by the 401(k) Administrator in conjunction with the Plan’s recordkeeper (such date to be applied in a uniform manner), and shall be paid within a reasonable period of time after the withdrawal request is received by the recordkeeper. All withdrawals under this Section shall be paid in cash. For purposes of this paragraph, the value of a Participant’s accounts shall be determined by excluding the portion credited to the Participant’s loan fund subaccount under Section 8.3(b), if any. To the extent permitted by the 401(k) Administrator, a Participant who elects a withdrawal under this Section shall designate the extent to which any such withdrawal shall be made from the various investment funds and the Company Stock Fund in which his or her account balance is invested, but absent any such designation such withdrawal shall be made from such funds as the 401(k) Administrator shall, in its sole discretion, determine. The amount of any withdrawal pursuant to this Section shall not be less than $500 or, if lesser, the value of the Participant’s account from which the withdrawal is made. Notwithstanding the foregoing, a Participant whose compensation is determined by the Compensation Committee pursuant to the by-laws of the Company shall not be permitted to elect a withdrawal pursuant to this Section 8.2 from such Participant’s Profit Sharing Contributions Account to the extent such account is invested in the Company Stock Fund.
Section 8.3    Loans to Participants.
(a)    Making of Loans. Subject to the restrictions set forth in this Section, the 401(k) Administrator shall establish a loan program whereby any Participant who is an Employee may request, pursuant to procedures established by the 401(k) Administrator, to borrow funds from the Plan.
(1)    The principal balance of such loan shall be at least $1,000 and shall not exceed the lesser of:

(A)    50 percent (50%) of the aggregate of the Participant’s vested account balances as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and
(B)    $50,000,
reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.
(2)    Notwithstanding the above, the only available funds for any loan are those invested in the core investment funds. The portion of the Participant’s account invested in the Company Stock Fund and the options available through the mutual fund window will not be liquidated for a loan and therefore may limit the amount available to be borrowed.
(b)    Restrictions. Amounts equal to any such loan shall be debited proportionately from each of the Participant’s accounts and investment subaccounts (other than subaccounts invested in the Company Stock Fund and through the mutual fund window), subject to any other ordering rules adopted by the Committee. Each loan approved by the 401(k) Administrator shall be subject to the loan program and only upon the following terms and conditions:
(1)    period for repayment of the loan shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan, as determined by the 401(k) Administrator, is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then such period for repayment may exceed five (5) years to the extent permitted by the 401(k) Administrator, but not to exceed 15 years.
(2)    Each loan shall be secured by an assignment of a portion of the Participant’s vested benefit under the Plan at least equal to the initial principal amount of such loan and such other collateral as may be required by the 401(k) Administrator.
(c)    Loan Repayments following Termination of Employment. In accordance with the procedures established by the 401(k) Administrator, a Participant who makes a timely election following his or her termination of employment may continue to repay an outstanding Plan loan following termination of employment.
Section 8.4    Distribution Upon Termination of Employment. Except as provided in Section 8.1, a Participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the Participant’s entire vested account balance as soon as administratively practicable following the date of the Participant’s termination of employment.
Section 8.5    Time and Form of Distribution upon Termination of Employment.

(a)    Normal Form of Distribution. Any distribution upon termination of a Participant’s employment shall be made by the Trustee at the direction of the 401(k) Administrator by payment in a lump sum in cash.
(b)    Small Benefits Payable in Lump Sum. Notwithstanding any provision of the Plan to the contrary, if the vested balance of a Participant’s Plan accounts does not exceed $1,000 (such amount referred to herein as the “small benefit amount”), then such balance shall be distributed in a lump sum cash payment after the Participant’s termination of employment in accordance with administrative practices and procedures.
(c)    Time of Distribution. Except as provided in Sections 8.2(d) and 8.5(b), the Plan will pay a Participant (or Beneficiary, if applicable) a lump sum or a direct rollover as soon as administratively feasible after the Participant (or Beneficiary, if applicable) elects such distribution, provided, however, that:
(1)    A Participant or Beneficiary may change the distribution election as of any Valuation Date by advance written notice to the Committee or its delegate before the distribution has been processed;
(2)    no payments shall be made before the Participant’s required beginning date unless the Participant has consented in writing;
(3)    if a Participant has consented in writing, the Plan will make a distribution to such Participant in a lump sum or direct rollover (as elected) no later than 60 days after the end of the Plan Year which contains the latest of (A) the date of the Participant’s termination of employment, (B) the 10th anniversary of the year in which the Participant began participating in the Plan and (C) the Participant’s 65th birthday;
(4)    this section and the distributions made hereunder shall be administered in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, as set forth in Section 8.9;
(5)    distributions commencing after the Participant’s death shall be completed within five years after the death of the Participant, except that (i) if the Participant’s Beneficiary is the Participant’s Spouse, distribution may be deferred until the last day of the Plan Year in which the Participant would have attained age 70½ had he or she survived and (ii) if the Participant’s Beneficiary is a natural person other than the Participant’s Spouse and distributions commence not later than one year after the Participant’s death, such distributions may be made over a period not longer than the life expectancy of such Beneficiary. If at the time of the Participant’s death, distribution of the Participant’s benefit has commenced, the remaining portion of the Participant’s benefit shall be paid in the manner elected by the Participant’s Beneficiary, but at least as rapidly as was the method of distribution being used prior to the Participant’s death; and
(6)    with respect to a Participant who continues in employment after attaining age 70½, distribution of the Participant’s account balance shall commence no later than the Participant’s required beginning date. For purposes of this paragraph, the term “required beginning date” shall mean (i) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70½ and (ii) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant retires. Distributions made under this paragraph shall be made in the form of installment payments in the minimum amount required by section 401(a)(9) of the Code over the life expectancy of the Participant based on the Participant’s age, or if applicable, the joint life expectancies of such Participant and the Participant’s Spouse.
This section and the distributions made hereunder shall be administered in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, as set forth in Section 8.9.
(d)    Direct Rollover Option. In the case of a distribution that is an Eligible Rollover Distribution, as defined in Section 5.1, a Distributee may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to an Eligible Retirement Plan.
(e)    Valuation of Accounts. For purposes of determining the value of a Participant’s account balance under the Plan for purposes of this Section, the Participant’s account balance shall be valued as of the date the Participant’s request for a distribution is received by the Committee in acceptable form and substance, or such other date prescribed by the Committee in conjunction with the Plan’s recordkeeper (such date to be applied in a uniform manner).
Section 8.6    Designation of Beneficiary.
(a)    Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under Section 8.4 upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his or her employment but prior to the distribution of the entire amount to which such Participant is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. However, if the Participant was married, then such designation or change thereof will only be effective if the Spouse gave written consent to such designation (or change thereof), acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant’s Spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Committee and shall be filed with the Committee.
(b)    For purposes of this Section 8.6 only and except as provided in Article 2, paragraph 14, the term “Spouse” shall include a Registered Domestic Partner. To the extent the Spouse under this Section is a Registered Domestic Partner, the terms “marriage” and “divorce”

used in this subsection shall be interpreted as referring to creating or dissolving such relationship.
(c)    If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of subsection (a), or (iii) the designated Beneficiary has predeceased the Participant, any undistributed balance of the deceased Participant’s account shall be distributed by the Trustee at the direction of the Committee (A) to the surviving Spouse of such deceased Participant, if any, or (B) if there is no surviving Spouse, to the then living children, if any, of the Participant in equal shares, or (C) if there are no such children, to the executor or administrator of the estate of such deceased Participant.
(d)    The marriage of a Participant shall be deemed to automatically revoke any prior designation of a Beneficiary made by him or her. If a Participant designates his/her Spouse as Beneficiary and subsequently becomes divorced from that Spouse, the designation of the Spouse as Beneficiary under the Plan is automatically rescinded unless either (i) specifically provided otherwise under a “qualified domestic relations order” as defined in Section 414(p) of the Code, or (b) the Participant enters into a new designation naming the former Spouse as Beneficiary.
(e)    If, within a period of three years following the death or other termination of employment of any Participant, the Committee, in the exercise of reasonable diligence, has been unable to locate the person or persons entitled to benefits under this Article 8, the rights of such person or persons shall be forfeited, provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section 8.6 during the Plan Year that the claim for such forfeited benefit is made. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 4.6 will be exceeded by such contribution.
Section 8.7    Distributions to Minor and Disabled Distributees. Any distribution under this Article that is payable to a distributee who is a minor or to a distributee who, in the opinion of the Committee, is unable to manage his or her financial affairs by reason of illness or mental incompetency may be made to or for the benefit of any such distributee at such time consistent with the provisions of Section 8.5 and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her financial affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) to some near relative of any such distributee to be used for the latter’s benefit. Neither the Committee nor the Trustee shall be required to see to the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

Section 8.8    Missing Person. If, within a period of three years following the death or other termination of employment of any Participant, the Committee, in the exercise of reasonable diligence, has been unable to locate the person or persons entitled to benefits under this Article 8, then the rights of such person or persons shall be forfeited, and, subject to the following sentence, the amount so forfeited shall be used to reduce the Profit Sharing Contributions or Matching Contributions otherwise made pursuant to Sections 4.1 or 4.4 of the Plan for the Plan Year in which such forfeiture occurs; provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section 8.8 during the Plan Year that the claim for current forfeited benefit is made, or if such amount is insufficient, from the amounts forfeited pursuant to Sections 4.5(d) and 8.1(c). If the amount to be reinstated exceeds the amount of such forfeitures, then the Employer in respect of whose Employee the claim for forfeited benefits is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 4.6 will be exceeded by such contribution.
Section 8.9    Minimum Required Distributions.
(a)    General Rules.
(i)    Precedence. The requirements of this Section 8.9 will take precedence over any inconsistent provisions of the Plan.
(ii)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.9 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9).
(iii)    Waiver of 2009 RMDs. Notwithstanding the foregoing, unless otherwise elected by the Participant or Beneficiary, there shall be no required minimum distributions for 2009 under Section 401(a)(9) of the Code as mandated by the Worker, Retiree, and Employer Recovery Act of 2008.
(b)    Time and Manner of Distribution.
(i)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(ii)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
1    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in this Section 8.9, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
2    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in this Section 8.9, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
3    If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary (determined without regard to calendar year 2009) of the Participant’s death.
4    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.9(b)(ii), other than Section 8.9(b)(ii)1, will apply as if the surviving spouse were the Participant.
For purposes of this Section 8.9(b)(ii) and Section 8.9(d), unless Section 8.9(b)(ii)4 applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8.9(b)(ii)4 applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1, the date distributions are considered to begin is the date distributions actually commence.
(iii)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.9(c) and 8.9(d) of this Section 8.9. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
(c)    Required Minimum Distributions During Participant’s Lifetime.
(i)    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
1    the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in

Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
2    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(ii)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.9(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(d)    Required Minimum Distributions After Participant’s Death.
(i)    Death On or After Date Distributions Begin.
1    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(A)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(C)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

2    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    Death Before Date Distributions Begin.
1    Participant Survived by Designated Beneficiary. Except as provided in this Section 8.9, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.9(a).
2    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary (determined without regard to calendar year 2009) of the Participant’s death.
3    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1, this Section 8.9(d) will apply as if the surviving spouse were the Participant.
(e)    Definitions.
(i)    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.6 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A‑4, of the Treasury regulations.
(ii)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.9(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(iv)    Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)    Required Beginning Date. The date specified in Section 8.5(c)(6) of the Plan.
ARTICLE 9

SPECIAL PARTICIPATION RULES
Section 9.1    Change of Employment Status. If an Employee who is not a Participant becomes eligible to participate because of a change in his or her employment status, then such Employee shall be entitled to become a Participant as soon as administratively practicable following the first Entry Date coincident with or next following the Employee’s satisfaction of the eligibility requirements.
Section 9.2    Reemployment of an Eligible Employee Whose Employment Terminated Prior to Becoming a Participant.
(a)    If an Eligible Employee whose employment terminated before the Employee had satisfied the requirements of Section 3.1 is reemployed by an Employer, such Employee’s prior service shall be disregarded and such Employee shall be eligible to become a Participant in accordance with Section 3.1.
(b)    If an Eligible Employee whose employment terminated after he or she had satisfied the requirements of Section 3.1 but prior to becoming a Participant is reemployed by an Employer, then he or she shall not be required to satisfy again such requirements and shall be eligible to become a Participant as soon as administratively practicable on the Entry Date coincident with or next following the date of his or her reemployment date.
Section 9.3    Reemployment of a Terminated Participant.

(a)    Participation. If a terminated Participant is reemployed, then he or she shall not be required to satisfy the requirements of Section 3.1, and shall be eligible to participate as of the first Entry Date on or after the date of his or her reemployment date, provided that such rehired Participant shall be eligible to make Salary Deferral Contributions on the first day of the first payroll period occurring after such Entry Date as of which the Plan’s recordkeeper has all the documentation it deems necessary to process such contributions.
(b)    Restoration of Forfeitures. If a Participant who terminated employment with the Employers is reemployed prior to incurring a Break in Service of five consecutive years and, if upon his termination of employment, such a Participant received a distribution pursuant to Section 8.4 and a portion of his Profit Sharing Account or Pre-2006 Matching Contributions Account was forfeited pursuant to Section 8.1(c), then the Participant shall have the right to repay to the Trustee an amount equal to the amount distributed, provided that the repayment is made on or before the last day of the Plan Year in which the fifth anniversary of the Participant’s date of reemployment occurs. An amount so repaid shall be allocated to the Participant’s account as soon as administratively practicable after the repayment is received by the Trustee. Regardless of whether a Participant repays the amount equal to his or her previous distribution, an amount equal to the portion forfeited from the Participant’s Profit Sharing Account and Pre-2006 Matching Contributions Account shall be credited to such account. The source of funds for the formerly forfeited amounts which are so credited in a Plan Year shall be the forfeitures pursuant to Sections 4.5(d) and 8.1(c) for such Plan Year. If the forfeitures pursuant to Sections 4.5(d) and 8.1(c) for any Plan Year are less than the formerly forfeited amounts which are credited in such Plan Year to Participants’ accounts pursuant to this Section, then the Company shall direct the Employer of each such Participant to make an additional contribution in an amount determined by the Company so that the amount of such additional contributions and the forfeitures pursuant to Sections 4.5(d) and 8.1(c) are equal to the amounts credited to such Participants’ accounts that are attributable to the previously forfeited amounts. Any such additional contribution is not subject to the deduction limitation set forth in Section 4.6.
Section 9.4    Employment by Related Entities. If an individual is employed by an Affiliate that is not a participating Employer, then any period of such employment shall be taken into account to the same extent it would have been had such period of employment been as an Employee of his or her Employer solely for the purposes of (i) determining whether and when such individual is eligible to participate in the Plan under Article 3, (ii) measuring such individual’s years of Service and (iii) determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 8.
Section 9.5    Leased Employees. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of (i) determining whether and when such individual is eligible to participate in the Plan under Article 3, (ii) measuring such individual’s years of Service and (iii) determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 8 to the same extent it would have been had such service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.
Section 9.6    Reemployment of Veterans.
(a)    General. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Employee’s completion of a period of Qualified Military Service. The provisions of this Section are intended to provide such Employees with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.
(b)    Make Up of Salary Deferral Contributions. Such Employee shall be entitled to make contributions under the Plan (“Make-Up Deferrals”), in addition to any Salary Deferral Contributions which the Employee elects to have made under the Plan pursuant to Section 4.2. From time to time while employed by an Employer, such Employee may elect to make such Make-Up Deferrals during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:
(i)    the end of the period equal to the product of three and such Employee’s period of Qualified Military Service, and
(ii)    the fifth anniversary of the date of such reemployment.
Such Employee shall not be permitted to contribute Make-Up Deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Salary Deferral Contributions if the Employee had continued in employment with his or her Employer during such period of Qualified Military Service. Such Employee shall be deemed to have earned “Compensation” from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code. The manner in which an Eligible Employee may elect to make Make-Up Deferrals pursuant to this subsection (b) shall be prescribed by the 401(k) Administrator.
(c)    Make-Up of Matching Contributions. An Eligible Employee who contributes Make-Up Deferrals as described in subsection (b) shall be entitled to an allocation of Matching Contributions (“Make-Up Matching Contributions”) in an amount equal to the amount of Matching Contributions which would have been allocated to the applicable Matching Contributions Account of such Eligible Employee under the Plan if such Make-Up Deferrals had been made in the form of Salary Deferral Contributions during the period of such Employee’s Qualified Military Service. The amounts necessary to make such allocation of Make-Up Matching Contributions shall be derived from forfeitures not yet applied towards Matching Contributions for the Plan Year in which the Make-Up Deferrals are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.
(d)    Profit Sharing Contributions. Such Employee shall be entitled to share in any allocations of Profit Sharing Contributions with respect to such period of Qualified Military

Service as an Eligible Employee. Such Employee shall be deemed to have earned “Compensation” from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code.
(e)    Application of Limitations and Nondiscrimination Rules. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.3, 4.6 and 7.5 of the Plan (relating to sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. Furthermore, any such contributions shall not be taken into account for purposes of the average contribution percentage test described in Section 4.5.
ARTICLE 10

SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK
Section 10.1    Voting Shares of Company Stock. Each Participant (or Beneficiary) shall be entitled to give voting instructions, in the time and manner prescribed by the Trustee, with respect to the number of whole shares of Company Stock allocated to his or her accounts. The Trustee shall vote, in person or by proxy, such shares according to the voting instructions of Participants (or Beneficiaries) which have been timely submitted to the Trustee. To the extent permitted by law, the Trustee shall vote the shares of Company Stock credited to Participants’ (or Beneficiaries’) accounts with respect to which the Trustee does not timely receive voting instructions, shares of Company Stock that are not allocated to Participants’ (or Beneficiaries’) accounts (if any) and fractional shares in the same proportion by which the Trustee votes shares of Company Stock for which instructions are timely received.
Written notice of any meeting of shareholders of the Company and a request for voting instructions shall be given by the Trustee, at such time and in such manner as the Trustee shall determine, to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting. The Company shall establish a means by which such voting instructions can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including any Employer.
Section 10.2    Tender Offers.
(a)    Rights of Participants. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of Company Stock held by the Trustee in the Company Stock Fund in accordance with instructions obtained from Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Company Stock then allocated to his or her accounts. Each Participant (or Beneficiary) who does not provide timely instructions to the Trustee shall be presumed to have directed the Trustee not to tender shares of Company Stock allocated to his or her accounts. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he or she can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to paragraph (c) below.
(b)    Duties of the Company. Within a reasonable time after the commencement of a tender offer, the Company shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:
(i)    the offer to purchase as distributed by the offeror to the shareholders of the Company,
(ii)    a statement of the number of shares of Company Stock allocated to his or her account, and
(iii)    directions as to the means by which instructions with respect to the tender offer can be given.
The Company shall establish and pay for a means by which instructions with respect to a tender offer can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including any Employer. The Company at its election may engage an agent to receive such instructions and transmit them to the Trustee.
For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the individual accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under this Section that number of shares of Company Stock subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any proceeds from the sale or exchange of shares of Company Stock shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts pending investment instructions from Participants (and Beneficiaries).
(c)    Duties of the Trustee. The Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries).
ARTICLE 11

ADMINISTRATION
Section 11.1    The Committee.
(a)    Either (i) the Compensation Committee or (ii) the Chairman of the Board of Directors or the President of the Company, to the extent authorized by the Compensation Committee, shall appoint a Committee consisting of three or more members that shall be the “administrator” of the Plan within the meaning of such term as used in ERISA. The Committee shall be a “named fiduciary” within the meaning of such term as used in ERISA. The Compensation Committee or an authorized officer shall have the right at any time, with or without cause, to remove one or more members of the Committee. In addition, any member of the Committee may resign and such resignation shall be effective upon delivery of the written resignation to the Company. Notwithstanding anything contained in this Section 11.1, an Employee of the Company who serves on the Committee shall be deemed to resign upon the termination of such Employee’s employment with the Company. Such deemed resignation shall be effective as of the date of the termination of employment. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Compensation Committee or an authorized officer shall appoint a successor. Any successor members of the Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.
(b)    Any member of the Committee may, but need not, be an employee, director, officer or shareholder of an Employer and such status shall not disqualify him or her from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by him or her under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his or her rights under the Plan.
(c)    Promptly after the appointment of the members of the Committee and from time to time thereafter, and promptly after the appointment of any successor member of the Committee, the Trustee shall be notified as to the names of the persons appointed as successor members of the Committee by delivery to the Trustee of a written notice of such appointment.
(d)    The Committee shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in regard to all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. Benefits under the Plan shall be paid only if the Committee decides in its discretion that the Participant, distributee or other person is entitled to them. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties. All determinations and actions of the Committee shall be conclusive and binding upon all affected parties, except that the Committee may revoke or modify a determination or action that it determines to have been in error.
(e)    The Committee shall supervise the collection of Salary Deferral Contributions made pursuant to Section 4.2 and the delivery of such contributions to the Trustee.
(f)    The Committee or the 401(k) Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 8.
(g)    The Committee may allocate its responsibilities among its members and may designate any other person, partnership, corporation or another committee to carry out any of its responsibilities with respect to administration of the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan. Any reference in the Plan to the Committee shall include any person, partnership, corporation or committee to which the Committee has delegated any of its responsibilities.

(h)    The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Compensation Committee shall designate one member of the Committee as its chairman, and the chairman of the Committee shall appoint one member of the Committee as its secretary. The Committee shall keep the Trustee advised of the identity of the members holding such offices. The Committee, as Plan Administrator, shall be the Plan’s agent for service of legal process and shall be authorized to forward all necessary communications to the Trustee. The secretary of the Committee shall keep records of all meetings of the Committee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.
(i)    The members of the Committee shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers hereby jointly and severally indemnify the members of the Committee from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.
(j)    The members of the Committee may not receive any compensation or fee for services as members of the Committee. The Employer shall reimburse the members of the Committee for any necessary expenditures incurred in the discharge of their duties as members of the Committee.
(k)    The Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.
Section 11.2    Claims Procedure. Any Participant or distributee who believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received may file a claim with the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan (including a statement of the claimant’s right to bring civil action under section 502(a) of ERISA following the final denial of the claim). The Committee shall also advise the claimant that the claimant or his or her duly authorized representative may request a review by the Committee of the denial by filing with the Committee within 60 days after notice of the denial has been received by claimant, a written request for such review. The claimant shall be informed that he or she may have reasonable access to pertinent documents and submit written comments, documents records and other information relating to the claim to the Committee within the same 60-day period. Upon request and free of charge, the claimant also may have reasonable access and copies of, documents, records and other information relative to the claim. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Committee’s final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the final decision of the Committee shall be provided to the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his or her right to bring a civil action under section 502(a) of ERISA.
Section 11.3    Notices to Participants. All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or distributee or such other person at the address last appearing on the records of the Committee. A Participant or distributee or other person may record any change of his or her address from time to time by written notice filed with the 401(k) Administrator.
Section 11.4    Notices. Written directions, notices and other communications from Participants or distributees or any other person entitled to or claiming benefits under the Plan to the Committee or the 401(k) Administrator shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee or the 401(k) Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.
Section 11.5    Records. The Committee shall keep a record of all of its proceedings with respect to the Plan and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in the Committee’s judgment for the administration of the Plan.
Section 11.6    Reports of Trustee and Accounting to Participants. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and the Committee shall advise each Participant and Beneficiary of the balance credited to any account for his or her benefit as of the close of such Plan Year pursuant to Article 7 hereof.

ARTICLE 12

PARTICIPATION BY OTHER EMPLOYERS
Section 12.1    Adoption of Plan. With the consent of the Company, any Affiliate may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust is reserved by the Company. The administrative powers and control of the Company, as provided in the Plan and Trust agreement, including the sole right of amendment, and of appointment and removal of the Trustee and its successors, shall not be diminished by reason of the participation of any such adopting entity in the Plan.
Section 12.2    Withdrawal from Participation. Any Employer may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Company, the other Employers and the Trustee prior to the effective date of withdrawal. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust after giving 90 days’ notice to the Board of Directors, provided the Board of Directors consents to such withdrawal. Distribution may be implemented through continuation of the Trust, or transfer to another trust fund exempt from tax under section 501(a) of the Code, or to a group annuity contract qualified under section 401(a) of the Code, or distribution may be made as an immediate cash payment in accordance with the directions of the Company; provided, however, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.
Section 12.3    Continuance by a Successor. In the event that an Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity succeeds to all or substantially all of the Employer’s business, such successor entity may be substituted for the Employer under the Plan by adopting the Plan, with the written consent of the Board of Directors. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to become a party to the Plan, the Board of Directors does not consent to the adoption of the Plan by such successor entity or the Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Company shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Article 15.
If such successor entity is substituted for an Employer, by electing to become a party to the Plan as described above, then, for all purposes of the Plan, employment of such Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such Employer.

Section 12.4    Company as Agent for Employers. Each entity that becomes a participating Employer pursuant to Section 12.1 or 12.3 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan and shall be deemed to have consented to (i) any delegation by the Company of any of its powers, duties or responsibilities to another person and (ii) the designation of the 401(k) Administrator to perform the duties set forth herein. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 15.2.
ARTICLE 13

MISCELLANEOUS
Section 13.1    Expenses. All costs and expenses incurred in administering the Plan and the Trust, including the expenses of the Company, the Committee and the 401(k) Administrator, the fees of counsel and any agents for the Company and the Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid under the direction of the Committee from the Trust Fund to the extent such expenses are not paid by the Employers. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer.
Section 13.2    Non-Assignability.
(a)    In General. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims of a life partner and claims for alimony or the support of any Spouse or Registered Domestic Partner except as provided below.
(b)    Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s account balance under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such account balance or portion thereof shall be paid to the person at the time and in the manner specified in any such order. For purposes of this subsection (b), the term “qualified domestic relations order” shall have the meaning prescribed by section 414(p) of the Code. The Committee, in its sole discretion, shall determine whether any order constitutes a “qualified domestic relations order” under this subsection. A domestic relations order shall not fail to constitute a “qualified domestic relations order” under this subsection (b) solely because such order provides for immediate payment to an alternate payee of the portion of the Participant’s accounts assigned to the alternate payee under the terms of such order.

(c)    Other Exceptions. Notwithstanding any provision of the Plan to the contrary, if a Participant is ordered or required to pay an amount to the Plan pursuant to (i) a judgment of conviction for a crime involving the Plan, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the Participant or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or an alleged violation) of Part 4 of Subtitle B of Title I of ERISA, such amount may, to the extent permitted by law, be offset against such Participant’s benefits under the Plan.
Section 13.3    Employment Non-Contractual. The Plan confers no right upon an Employee to continue in employment.
Section 13.4    Limitation of Rights. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.
Section 13.5    Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.
Section 13.6    Gender and Plurals. Wherever used in the Plan, references exclusively to one gender are intended to include the masculine and feminine genders, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.
Section 13.7    Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware to the extent such laws have not been preempted by applicable federal law.
Section 13.8    Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.
Section 13.9    No Guarantee. None of the Company, the Employers, the Committee or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, distributee, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Fund.
Section 13.10    Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Employers.
Section 13.11    Tax Withholding. The Employer shall have the right to require, prior to any distribution, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with any distribution hereunder. The Employer shall have the right to withhold from a distribution, which would otherwise be distributable to a Participant, any amount necessary to satisfy any such obligation.
ARTICLE 14

TOP-HEAVY PLAN REQUIREMENTS
Section 14.1    Top-Heavy Plan Determination. If, as of the determination date (as hereinafter defined) for any Plan Year, (a) the sum of the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined below) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all Participants in such plans who are key employees (as hereinafter defined) for such Plan Year exceeds 60 percent (60%) of the aggregate of the account balances and present value of accrued benefits of all Participants in such plans as of the determination date (as hereinafter defined), then the Plan shall be a “top heavy plan” for such Plan Year, and the requirements of Section 14.3 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top heavy plan for any Plan Year and is not a top heavy plan for any subsequent Plan Year, the requirements of this Article 14 shall not be applicable for such subsequent Plan Year.
Section 14.2    Definitions and Special Rules.
(a)    Definitions. For purposes of this Article 14, the following definitions shall apply:
(1)    Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that is coinciding with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.
(2)    Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a Participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.
(3)    Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.

(4)    Compensation. Compensation shall have the meaning set forth in U.S. Treasury Regulation §1.415(c)-2; provided, however, that such term shall not include any compensation excludable under Treasury Regulation § I.415(c)-2(g)(5)(ii).
(b)    Special Rules. For the purposes of determining the accrued benefit or account balance of a Participant under this Article 14, the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the 1-year period ending on the determination date shall not be taken into account. Furthermore, any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the 1-year period ending on the last day of the preceding Plan Year shall be treated as a Participant in such plan, and any such distribution shall be included in such Participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a Participant’s severance from employment, death or Disability, this sentence shall be applied by substituting “5-year period” for “1-year period”.
Section 14.3    Minimum Contribution for Top-Heavy Years. Notwithstanding any provision of the Plan to the contrary, the sum of the Profit Sharing and Matching Contributions made pursuant to Article 4 allocated during any Plan Year to the accounts of each Participant (other than a key employee) for which the Plan is a top heavy plan shall in no event be less than the lesser of (i) 3 percent (3%) of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee for such Plan Year. If, during any Plan Year for which this Section 14.3 is applicable, a defined benefit plan is included in the aggregation group and such defined benefit plan is a top heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section shall be 5 percent (5%). The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Article 4 (other than Salary Deferral Contributions but including Profit Sharing and Matching Contributions) and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year.
ARTICLE 15

AMENDMENT, ESTABLISHMENT OF SEPARATE
PLAN AND TERMINATION

Section 15.1    Amendment. The Company shall have the right to amend the Plan at any time, and from time to time, by resolution of the Board of Directors or any committee or delegatee thereof. Any such amendment may apply to Participants in the Plan at the time thereof as well as to future Participants.
Section 15.2    Establishment of Separate Plan. If an Employer withdraws from the Plan under Section 12.2, then the Committee shall determine, in the manner hereinafter described, the portion of each of the funds of the Trust Fund which is allocable to the Participants (and Beneficiaries) of such Employer and may direct the Trustee to segregate such portions in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.
The portion of a fund in the Trust Fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be an amount which bears the same ratio to the value of such fund as the total value of the fund accounts of Participants employed or formerly employed by such Employer bears to the total value of the fund accounts of all Participants and former Participants.
Section 15.3    Termination. The Company shall have the right to terminate the Plan at any time by resolution of its Board of Directors. Any Employer may at any time terminate its participation in the Plan by resolution of its board of directors to that effect. In the event of any such termination, or in the event of a partial termination of the Plan with respect to a group of Participants, the accounts which are applicable to the Participants with respect to whom the Plan is terminated shall become fully vested and shall not thereafter be subject to forfeiture. In the event that an Employer terminates its participation in the Plan, the Committee shall determine, in the manner provided in Section 15.2, the portion of the Trust Fund held by the Trustee which is applicable to the Participants (and Beneficiaries) of such Employer and direct the Trustee to distribute such portion to Participants (and Beneficiaries) in proportion to the balances of their respective accounts. A permanent suspension of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section. A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section.
If the Internal Revenue Service shall refuse with respect to any Employer to issue an initial favorable determination letter that the Plan and Trust as adopted by such Employer meet the requirements of section 401(a) of the Code and that the Trust is exempt from tax under section 501(a) of the Code, such Employer may terminate its participation in the Plan and the Company shall direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants and former Participants of such Employer, determined in the manner provided in Section 15.2, to such Employer and such Employer shall pay to Participants or their Beneficiaries the part of such Employer’s portion of the Trust Fund which is attributable to contributions made by Participants.
Section 15.4    Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of Sections 4.6, 7.5 and 15.3, and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries either by operation or termination of the Plan, power of amendment or other means.

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be executed by its duly authorized officer this 12th day of November, 2015.
HEALTH NET, INC.
By:    /s/ Andy R. Ortiz
Andy R. Ortiz
Its: SVP, Organization Effectiveness and Chief
People Officer

EXHIBIT A
Schedule of Participating Employers in the
Health Net, Inc. 401(k) Savings Plan

Health Net Federal Services, LLC
Health Net of Arizona, Inc.
Health Net of California, Inc.
Health Net, Inc.
Health Net Life Insurance Company
Health Net Health Plan of Oregon, Inc.
Health Net of the Northeast, Inc.
MHN Services
Managed Health Network
Catalina Behavioral Health Services, Inc.
MHN Global Services, Inc.
Health Net Pharmaceutical Services